Appendix A
                             ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                             APPROVED FINANCIAL CORP.


ARTICLE I - NAME

       The name of this corporation is APPROVED FINANCIAL CORP.


ARTICLE II - DURATION

       The Corporation shall have perpetual succession and duration.


ARTICLE III - REGISTERED AND BUSINESS OFFICE

       The registered office of the Corporation in the Commonwealth of Virginia is located, at the time of the Restatement of the Articles of Incorporation, at Dominion Tower, 999 Waterside Drive, Suite 1515, Norfolk, Virginia 23510. The registered agent at the time of the Amendment and Restatement of the Articles is Ronald M. Gates, Esq., a member of the Virginia State Bar, who is a resident of Virginia and whose business address is the same as the address of the registered office.


ARTICLE IV - OBJECTS AND PURPOSES

       The purpose for which the Corporation is formed is to conduct the business of an industrial loan association and all other lawful business not required to be specifically stated herein and not otherwise prohibited by law.

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ARTICLE V - POWERS

       The Corporation shall have and may exercise the following powers:

       Section 1. To sue and be sued, complain and defend, in the corporate name.

       Section 2. To have and use a corporate seal, which the Corporation may alter at its pleasure.

       Section 3. To lend money for its corporate purposes, invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested.

       Section 4. To sell certificates of investment or similar obligations upon either the fully paid or partial payment system, and to pay thereon such rate of interest as may be prescribed in the By-Laws of the Corporation.

       Section 5. To purchase, take by gift, devise or bequest, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

       Section 6. To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

       Section 7. To lend money to its employees, officers and directors, and otherwise assist them.

       Section 8. To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income.

       Section 9. To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, stock, securities or other interests in, or obligations of, other domestic or foreign corporations organized for any purpose, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

       Section 10. To elect or appoint officers and agents of the Corporation, and define their duties and fix their compensation.

       Section 11. To make and alter By-Laws, not inconsistent with the laws of the Commonwealth of Virginia or these articles of incorporation, fixing and altering the number of directors of the Corporation, the division of the same, if desired, into classes, their authority and powers, the duration of the terms of office of its officers and directors; for the certification and transfer of its stock; for the calling and holding of meetings of its members; for the government and management of its business and estates; for the administration and regulation of its affairs; and generally for the government of all under its authority.

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       Section 12. To conduct its business in the  Commonwealth of Virginia,  in other States, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries; to hold meetings of its Directors within and without the Commonwealth of Virginia; to have offices within the Commonwealth of Virginia; and to hold, purchase, mortgage and convey real and personal property within and without the Commonwealth of Virginia.

       Section 13. To cease its corporate articles and surrender its corporate franchise.

       Section 14. To have and to exercise any and all other powers now or hereafter conferred upon industrial loan associations by the laws of the Commonwealth of Virginia, to this Company, and such other powers as are necessary or convenient to effect any or all of the purposes for which the Corporation is organized.

       Section 15. Unless otherwise provided by resolution of the stockholders within any limits so prescribed, to make by action of the Board of Directors donations for the public welfare or for religious, charitable, scientific, literary or educational purposes.

       Section 16. To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock option plans, stock purchase plans, and other incentive and compensation plans for any or all directors, officers and employees of the Corporation.

       Section 17. To pay compensation, or to pay additional compensation, to any or all directors, officers and employees on account of services previously rendered to the Corporation, whether or not an agreement to pay such compensation was made before such services were rendered.

       Section 18. To insure for its benefit the life of any of its directors, officers or employees, to insure the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder and to continue such insurance after the relationship terminates.

       The provisions of this Article V shall be construed both as objects and powers; and the foregoing enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this Corporation by the laws of the Commonwealth of Virginia.

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ARTICLE VI - CAPITAL STOCK

       Section 1. The capital stock of the Corporation shall consist of 20,000,000 shares of Common Stock having a par value of $1.00 per share, 100 shares of Preferred Stock Series A having par value of $10.00 per share, and 50,000 shares of Preferred Stock Series B having a par value of $10.00 per share. Common Stock and Preferred Stock Series A shall have voting powers, with each share of stock having an equal vote with every other share. The holders of Preferred Stock Series B shall not be entitled to vote in a proceeding for merger or consolidation, for voluntary dissolution, for change of name, or for the election of directors, or in any other proceeding or upon any matter or question at any shareholders' meeting except to the extent Virginia law expressly confers a right to vote regardless of any provision to the contrary in Articles of Incorporation or other articles filed pursuant to law.

       Section 2. The Board of Directors is authorized by resolution or resolutions adopted by a majority of the whole Board of Directors, to provide for the issue of common stock, Preferred Stock Series A and Preferred Stock Series B at such time or times as shall be stated in said resolution or resolutions.

       Section 3. The Preferred Stock Series A shall be subject to redemption at any time or times at a price of $10.20 per share. The Preferred Stock Series B shall be subject to redemption at any time or times at a price equal to its par value. The holders of Preferred Stock Series A and Preferred Stock Series B shall not be entitled to receive and the Corporation shall not be bound to pay thereon, dividends, except as and when declared payable by the Board of Directors. Such dividends, if and when declared, shall be noncumulative. The holders of Preferred Stock Series A and Preferred Stock Series B shall be entitled to be paid in full, upon any distribution of the assets of the Corporation, first the amount of their Preferred Stock Series B at par and then the amount of their Preferred Stock Series A at par, before any payment upon dissolution or upon any distribution is made to the holders of the common stock.

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ARTICLE VII - PREEMPTIVE RIGHTS

       No stockholder of the Corporation shall have any preemptive or preferential right of subscription to any share or shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any notes, debentures, bonds, obligations, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, including shares or other securities which may have been acquired by and may be held in the treasury of the Corporation; and all such holders shall have only such right, if any, so to subscribe for or purchase the same as the Board of Directors in its discretion may from time to time determine, and then only at such prices and on such terms and conditions, and to such extent as the Board of Directors in its discretion may from time to time fix. The Board of Directors may at any time and at its discretion offer to any holder or holders of any security issued by the Corporation, whether for subscription or for purchase, any shares of its stock, including the stock now authorized, or any stock of the same or any other class of stock which may hereafter be authorized, or of any other issue of securities, without making any offer of any such stock or of any of such issue of securities to the other holder or holders of any stock or of any securities issued by the Corporation.


ARTICLE VIII - BOARD OF DIRECTORS

       The business of the Corporation shall be managed by a Board of Directors, consisting of at least five Directors, who shall hold office, unless sooner removed by the stockholders, for the term of one year and until their successors are respectively elected and qualified.


ARTICLE IX - POWERS OF DIRECTORS

       In furtherance and not in limitation of the powers conferred by statute, and subject to provisions of law, the Board of Directors is expressly authorized and empowered:

       Section  1.  To  make,  alter,   amend  or  repeal  the  By-Laws  of  the
Corporation.

       Section 2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

       Section 3. From time to time, to fix the consideration for which the stock of the Corporation may be issued, repurchased by the Corporation, and reissued.

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       Section 4. By resolution or resolutions passed by a majority of the whole
Board of Directors, to designate two or more of their number to constitute an Executive Committee, who, to the extent provided by the By-Laws, shall have and exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which require it. And the Board of Directors may, by like action, appoint such other committees, agents and representative as may be necessary and convenient for the conduct of the management of the business of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       Section 5. If the By-Laws so provide, to hold their meetings, to have one or more offices, and to keep the books of the Corporation (subject to provisions of law) outside of the Commonwealth of Virginia, at such place or places as may from time to time be designated by the By-Laws or by resolution of the Board of Directors.

       Section 6. In addition to the powers and authorities expressly conferred upon them herein, to exercise such other powers as may be granted to them by the By-Laws or by the laws of the Commonwealth of Virginia.


ARTICLE X - INDEMNITY OF OFFICERS AND DIRECTORS

       All Directors and Officers may, by action of the Board of Directors, be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or Officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duty as such Director or Officer. In the event of any other judgment against such Director or Officer or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or have been a Director of the Corporation, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such Director or Officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and, in the event of a settlement, that such settlement was, or if still to be made is, in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may rely, as to all questions of law, on the advice of independent counsel. Every reference herein to Director or Officer shall include every Director or Officer or former Director or Officer of the Corporation and every person who may have served at its request as a Director or Officer of another corporation which the Corporation owns shares of stock or of which it is a creditor or, in case of nonstock corporation, to which the Corporation contributes and, in all such cases, his executors and administrators. The indemnification hereby provided shall not be exclusive of any other rights to which any Director or Officer may be entitled.

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ARTICLE XI - DIRECTOR AND OFFICER LIMITATION ON DAMAGES

       To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages.


ARTICLE XII - REAL ESTATE

       The amount of real estate, to which the holdings of the Corporation at any time are to be limited, shall be 100 acres.


ARTICLE XIII - LIABILITY OF STOCKHOLDERS

       The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever.


ARTICLE XIV - VIRGINIA CODE REQUIREMENTS

       These Articles of Restatement of the Articles of Incorporation, which do not contain amendments requiring shareholder approval, were approved by the Corporation's Board of Directors on the 25th day of July, 1997.

       These Articles of Restatement shall become effective upon issuance of a Certificate of Restatement by the State Corporation Commission.

       Executed this 25th day of July, 1997, in the name of the Corporation by the President and Chairman of the Board, who represents that the facts stated therein are true.

                                        APPROVED FINANCIAL CORP.

                                        By: /s/ Allen D. Wykle
                                           ------------------------------
                                            Allen D. Wykle, President and
                                            Chairman of the Board

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